                                                                    Exhibit 4.07

                              SIXTH AMENDMENT TO
                    COMPETITIVE ADVANCE AND MULTI-CURRENCY
                          CREDIT FACILITIES AGREEMENT


     This SIXTH AMENDMENT TO COMPETITIVE ADVANCE AND MULTI-CURRENCY CREDIT FACILITIES AGREEMENT (this "Amendment") is made as of February 2, 2001 by and among (a) Choice Hotels International, Inc. (the "Borrower"), (b) The Chase Manhattan Bank ("Chase"), Allfirst Bank, Bank of America, N.A., The Dai-ichi Kangyo Bank, Ltd., First Union National Bank, The Fuji Bank, Limited, General Electric Capital Corp., The Industrial Bank of Japan, Limited, New York Branch, Mellon Bank, N.A., Morgan Guaranty Trust Company of New York, The Sanwa Bank, Limited, New York Branch, Summit Bank, Suntrust Bank and the other lending institutions which may become parties to the Credit Agreement (as defined below) (collectively, the "Lenders") and (c) Chase, as Agent (in such capacity, the "Agent") for the Lenders.

     WHEREAS, the Borrower, the Lenders and the Agent are parties to a Competitive Advance and Multi-Currency Credit Facilities Agreement dated as of October 15, 1997, as amended by a First Amendment dated as of February 13, 1998, a Second Amendment dated as of March 30, 1998, a Third Amendment dated as of April 9, 1998, a Fourth Amendment dated as of December 16, 1998, and a Fifth Amendment dated as of March 19, 1999 (as so amended, the "Credit Agreement"), pursuant to which the Lenders have agreed to make loans to the Borrower;

     WHEREAS, the Borrower has requested that the Lenders and the Agent make certain amendments to the Credit Agreement and the Lenders and the Agent are willing to amend certain of the provisions of the Credit Agreement upon the terms set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this Amendment, the parties agree to amend the Credit Agreement as follows:

     1.  Definitions.  Capitalized terms used herein without definition shall
         -----------
have the meanings assigned to such terms in the Credit Agreement.

     2.  Amendments to the Credit Agreement.  Effective as of the Effective Date
         ----------------------------------
(as hereinafter defined), the Credit Agreement is hereby amended in the following respects:

     2.1. Section 1.01 of the Credit Agreement is amended by inserting the following new definition of "Alternative Currency Letter of Credit" immediately after the definition of "Alternative Currency":

          "'Alternative Currency Letter of Credit' shall mean a Letter of Credit
            -------------------------------------
          denominated in an Alternative Currency."

     2.2.  The definition of "Equivalent Dollar Amount" set forth in Section
1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting the following new definition in place thereof:

          "'Equivalent Dollar Amount' shall mean, (a) with respect to an amount
            ------------------------
          of any Alternative Currency on any date, the amount of dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate on such date, and (b) with respect to any amount of dollars on any date, such amount of dollars."

     2.3. The definition of "L/C Exposure" set forth in Section 1.01 of the Credit Agreement is amended by inserting immediately after the words "the sum of" on the first line thereof the words "the Equivalent Dollar Amount of".

     2.4.  Section 2.01 of the Credit Agreement is amended by deleting clause
(ii) of the first sentence thereof in its entirety and substituting in place thereof the following new clause (ii):

          "(ii) at no time shall any Loan be made if, immediately after giving effect thereto and to the application of the proceeds thereof, the sum of (A) the aggregate Equivalent Dollar Amount of all outstanding Eurocurrency Loans plus (B) the aggregate undrawn Equivalent Dollar Amount of all outstanding Alternative Currency Letters of Credit would exceed the Eurocurrency Sublimit".

     2.5. Section 2.02(e) of the Credit Agreement is amended by inserting immediately after the words "Pro Rata Percentage of" on the fourteenth line thereof the words "the Equivalent Dollar Amount of".

     2.6. Section 2.20(a) of the Credit Agreement is amended by inserting immediately after the words "denominated in dollars" on the sixth line thereof the words "or in an Alternative Currency".

     2.7. Section 2.20(b) of the Credit Agreement is amended by inserting immediately before the words "the amount of such Letter of Credit" on the twelfth line thereof the words "whether such Letter of Credit is to be denominated in dollars or an Alternative Currency,".

     2.8. Section 2.20(b) of the Credit Agreement is further amended by deleting the amount "$10,000,00" in clause (A) of the second to last sentence thereof and substituting in place thereof the amount "$20,000,000".

     2.9. Section 2.20(b) of the Credit Agreement is further amended by inserting at the end of the second to last sentence thereof (immediately before the period) the words "and (C) the sum of (A) the aggregate Equivalent Dollar Amount of all outstanding Eurocurrency Loans plus (B) the aggregate undrawn Equivalent Dollar Amount of all outstanding Alternative Currency Letters of Credit shall not exceed the Eurocurrency Sublimit".

     2.10. Section 2.20(d) of the Credit Agreement is amended by inserting immediately after the words "Pro Rata Percentage of" on the twelfth line thereof the words "the Equivalent Dollar Amount of".

     2.11. Section 2.20(e) of the Credit Agreement is hereby amended by inserting immediately after the first sentence thereof the following new sentence:

          "Notwithstanding anything contained herein to the contrary, however, in the case of any Alternative Currency Letter of Credit, the Borrower shall reimburse any drawing thereunder in the Alternative Currency in which such Alternative Currency Letter of Credit is denominated; provided,
                                                                --------
     however, that if (x) any such drawing is made at a time when there exists
     -------
     an Event of Default or (y) the Borrower shall not have notified the Agent and the Issuing Bank prior to 11 a.m. (New York time) at least two (2) Business Days immediately prior to such drawing that the Borrower intends to reimburse the Issuing Bank in the applicable Alternative Currency, then, in either such case, such reimbursement shall instead be made by payment in dollars of the Equivalent Dollar Amount of such drawing and in immediately available funds."

     2.12. Section 2.21(a) of the Credit Agreement is amended by inserting immediately after the words "each Eurocurrency Borrowing" on the fifth line thereof the words "and each undrawn Alternative Currency Letter of Credit".

     2.13. Section 2.21(b) of the Credit Agreement is amended by inserting immediately after the words "repaid on such date)" on the fifth line thereof the words "and the undrawn Equivalent Dollar Amount of each outstanding Alternative Currency Letter of Credit".

     2.14. Section 2.21(c) of the Credit Agreement is amended by deleting the first sentence thereof in its entirety and substituting the following new sentence in place thereof:

          "If on any Reset Date with respect to Eurocurrency Loans and Alternative Currency Letters of Credit outstanding the sum of (A) the aggregate Equivalent Dollar Amount of all outstanding Eurocurrency Loans plus (B) the aggregate undrawn Equivalent Dollar Amount of all outstanding Alternative Currency Letters of Credit exceeds 110% of the Eurocurrency Sublimit, the Borrower shall on such date prepay Eurocurrency Loans in an aggregate amount such that, after giving effect thereto, the sum of (A) the aggregate Equivalent Dollar Amount of all such outstanding Eurocurrency Loans plus (B) the aggregate undrawn Equivalent Dollar Amount of all outstanding Alternative Currency Letters of Credit shall be equal to or less than the Eurocurrency Sublimit."

     2.15.  Section 6.13 of the Credit Agreement is amended by deleting such
Section in its entirety and substituting the following in place thereof:

         "SECTION 6.13.  [Intentionally Omitted.]"

     3.  Previously Issued Letter of Credit.  Each of the Borrower, the Lenders,
         ----------------------------------
the Agent and the Issuing Bank hereby agrees that, from and after the Effective Date, the standby letter of credit issued by Chase at the request of the Borrower on January 22, 2001 in the face amount of (Pounds)4,000,000 shall for all purposes become and thereafter be a Letter of Credit under the Credit Agreement.

     4.  Representations and Warranties.  The Borrower hereby represents and
         ------------------------------
warrants as follows:

          4.1  Representations in Loan Documents.  Each of the representations
               ---------------------------------
and warranties made by or on behalf of the Borrower in any of the Loan Documents was true and correct when made and is true and correct on and as of the Effective Date (except to the extent that such representations and warranties relate expressly to an earlier date) with the same full force and effect as if each of such representations and warranties had been made by the Borrower on the Effective Date and in this Amendment.

          4.2.  Defaults.  No Default or Event of Default exists on the
                --------
Effective Date.

          4.3.  Authorization; No Conflicts; Etc.  The execution, delivery and
                --------------------------------
performance by the Borrower of this Amendment (a) have been duly authorized by all requisite action, (b) will not (i) violate (x) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation, bylaws or other constitutive documents of the Borrower or any Subsidiary, (y) any order of any Governmental Authority, or (z) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, or result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement for borrowed money or other agreement or instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

          4.4.  Binding Effect of Documents.  This Amendment has been duly
                ---------------------------
executed and delivered by the Borrower and is in full force and effect as of the Effective Date, and the respective agreements and obligations of the Borrower contained herein and therein constitute the legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and to the fact that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     5.  Provisions Of General Application.
         ---------------------------------

          5.1.  No Other Changes.  Except as otherwise expressly provided or
                ----------------
contemplated by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents remain unaltered. The Credit Agreement and this Amendment shall be read and construed as one agreement. The making of the amendments in this Amendment does not imply any obligation or agreement by the Agent or any Lender to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.

          5.2.  Governing Law.  This Amendment shall for all purposes be
                -------------
construed in accordance with and governed by the laws of the State of New York.

          5.3.  Assignment.  This Amendment shall be binding upon and inure to
                ----------
the benefit of each of the parties hereto and their respective permitted successors and assigns.

          5.4.  Counterparts.  This Amendment may be executed in any number of
                ------------
counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

          5.5. Expenses. The Borrower agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees and expenses of Agent's counsel.

          5.6.  Conditions Precedent.  The effectiveness of this Amendment is
                --------------------
subject to satisfaction of the following conditions precedent (such date on which such conditions precedent have been satisfied being referred to herein as the "Effective Date"):

          (i) execution and delivery to the Agent by the Borrower, the Guarantor, and the Required Lenders of this Amendment;

          (ii) all legal matters relating to this Amendment shall be satisfactory to the Required Lenders, the Agent and the Agent's counsel; and

          (iii) receipt by the Agent of (A) a certificate from an officer of the Borrower as to organizational documents, authorizing resolutions and incumbency of officers of each of the Borrower and the Guarantor, in form and substance satisfactory to the Agent, and (B) such other documents and certificates as the Agent may reasonably request.

                          [Signature pages to follow]

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first set forth above.


                              CHOICE HOTELS INTERNATIONAL, INC.


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              THE CHASE MANHATTAN BANK, individually and as Issuing Bank and Agent


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              ALLFIRST BANK


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              BANK OF AMERICA, N. A.


                              By:
                                 ------------------------------
                                 Name:
                                 Title:


                              THE DAI-ICHI KANGYO BANK, LTD.


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              FIRST UNION NATIONAL BANK



                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              THE FUJI BANK, LIMITED



                              By:
                                 ------------------------------
                                 Name:
                                 Title:


                              GENERAL ELECTRIC CAPITAL CORP.


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH



                              By:
                                 ------------------------------
                                 Name:
                                 Title:


                              MELLON BANK, N.A.


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                              By:
                                 ------------------------------
                                 Name:
                                 Title:


                              THE SANWA BANK, LIMITED, NEW YORK BRANCH


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              SUMMIT BANK


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              SUNTRUST BANK


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

     The undersigned Guarantor hereby acknowledges the foregoing Amendment and reaffirms its guaranty of the Obligations under the Credit Agreement and the other Loan Documents, each as amended hereby or in connection herewith, in accordance with the Guarantee Agreement.



                              CHOICE HOTELS EUROPE, INC.


                              By:
                                 ------------------------------
                                 Name:
                                 Title: